EXHIBIT 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Match Group, Inc.. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: July 15, 2024

Starboard Value and Opportunity Master Fund LTD

By: Starboard Value LP,

its investment manager

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

By: Starboard Value L LP,

its general partner

STARBOARD VALUE AND OPPORTUNITY S LLC

By: Starboard Value LP,

its manager

STARBOARD VALUE AND OPPORTUNITY C LP

By: Starboard Value R LP,

its general partner

Starboard X Master Fund LTD

By: Starboard Value LP,

its investment manager

STARBOARD P FUND LP

By: Starboard Value P GP LLC,

its general partner

STARBOARD G FUND, L.P.

By: Starboard Value G GP, LLC,

its general partner

STARBOARD VALUE P GP LLC

By: Starboard Value R LP,

its managing member

STARBOARD VALUE G GP, LLC

By: Starboard Value A LP,

its managing member

STARBOARD VALUE A LP

By: Starboard Value A GP LLC,

its general partner

STARBOARD VALUE A GP LLC

STARBOARD VALUE R LP

By: Starboard Value R GP LLC,

        its general partner

STARBOARD VALUE L LP

By: Starboard Value R GP LLC,

its general partner

STARBOARD VALUE R GP LLC

STARBOARD VALUE LP

By: Starboard Value GP LLC,

its general partner

STARBOARD VALUE GP LLC

By: Starboard Principal Co LP,

its member

STARBOARD PRINCIPAL CO LP

By: Starboard Principal Co GP LLC,

its general partner

 STARBOARD PRINCIPAL CO GP LLC

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Peter A. Feld